EXHIBIT 107

CALCULATION OF FILING FEE TABLE

FORM S-1/A

(Form Type)

Biostage, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)(4)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Units consisting of Common Stock, par value $0.01 per share, and Warrants to purchase Common Stock	457(o)			$7,134,600	$92.70 per $1,000,000	$657
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share, included as part of the Units	457(i)
Fees to Be Paid	Equity	Warrant to Purchase Common Stock, par value $0.01 per share, included as part of the Units	457(i)					---
Fees to be Paid	Equity	Common Stock, par value $0.01 per share, underlying Warrants included in the Units	457(i)			$1,783,650	$92.70 per $1,000,000	$166

Fees to be Paid	Equity	Underwriter’s Warrant to purchase Common Stock, par value $0.01 per share (4)	457(g)	--- (3)		---
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share, underlying the Underwriter’s Warrant (4)	457(g)	$535,095	$92.70 per $1,000,000	$50
Total Offering Amounts				$9,453,345		$877
Total Fees Previously Paid (5)						$1,146
Total Fee Offsets						$0.00
Net Fee Due						$0.00
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes any additional shares of common stock and related warrants that the underwriters have the right to purchase to cover over-allotments.

(3)	No registration fee required pursuant to Rule 457(g).
(4)

We have agreed to issue to the underwriter a warrant (the “underwriter’s warrant”) to purchase the number of shares equal to six percent (6%) of the shares sold in this offering. The underwriter’s warrant is exercisable at a price per share equal to 125% of the public offering price. The warrant to purchase one quarter of one share of common stock that are to be sold as a unit with each share of common stock sold in the offering are exercisable at a price per share equal to 125% of the public offering price.

(5)	These were paid in connection with the Registration Statement on Form S-1 and calculated in accordance with Rule 457(o).